Exhibit 99.1

NuZee JAPAN Co., Ltd

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
NuZee JAPAN Co., Ltd:
We have audited the accompanying balance sheets of NuZee JAPAN Co., Ltd (the "Company") as of January 31, 2016 and 2015 and the related statements of operations and comprehensive loss, stockholders' equity, and cash flows for each of the years in the two-year period ended January 31, 2016. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as January 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two-year period ended January 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

/s/ Farber Hass Hurley LLP
Camarillo, California

NuZee JAPAN Co., Ltd
BALANCE SHEETS

	January 31, 2016	January 31, 2015

ASSETS
Current assets:
Cash	$152,190	$154,151
Accounts receivable	79,194	140,132
Inventories	87,793	101,611
Other current assets	118,610	113,958
Total current assets	437,787	509,852

Equipment, net	16,005	38,571

Total assets	$453,792	$548,423

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$690	$2,687
Accounts payable - related party	113,556	5,644
Current portion of capital lease obligation	3,028	3,028
Loan payable - short term - related party	57,438	100,629
Other current liabilities	23,206	27,712
Other current liabilities - related party	3,180	889
Total current liabilities	201,098	140,589

Non-current liabilities:
Loan payable - long term - related party	-	58,700
Capital lease obligations, net of current portion	15,181	16,907
Total non-current liabilities	15,181	75,607

Stockholders' equity:
Capital stock	545,844	545,844
Retained earnings (deficit)	(248,092)	(160,624)
Accumulated other comprehensive loss	(60,239)	(52,993)
Total stockholders' equity	237,513	332,227

Total liabilities and stockholders' equity	$453,792	$548,423

See independent auditors' report and accompanying notes to financial statements

NuZee JAPAN Co., Ltd
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended January 31, 2016	Year Ended January 31, 2015

Revenues	$800,586	$386,070

Cost of sales	524,862	244,817

Gross Profit	275,724	141,253

Operating expenses	363,480	282,252

Loss from operations	(87,756)	(140,999)

Other income	22,823	25

Other expense	(22,535)	(19,546)

Net loss	(87,468)	(160,520)

Foreign currency translation	(7,246)	(51,179)

Comprehensive loss	$(94,714)	$(211,699)

See independent auditors' report and accompanying notes to financial statements

NuZee JAPAN Co., Ltd
STATEMENTS OF STOCKHOLDERS' EQUITY
For the period from February 1, 2014 to January 31, 2016

	Common Stock		Accumulated	Foreign Currency Traslation	Total Stockholders'
	Shares	Amount	Deficit	Adjustments	Equity (deficit)

Balance January 31, 2014	300,000	$290,670	$(104)	$(1,814)	$288,752

Common stock issued for cash	267,800	255,174	-	-	255,174
Net loss	-	-	(160,520)	-	(160,520)
Other comprehensive loss	-	-	-	(51,179)	(51,179)

Balance January 31, 2015	567,800	$545,844	$(160,624)	$(52,993)	$332,227

Net loss	-	-	(87,468)	-	(87,468)
Other comprehensive loss	-	-	-	(7,246)	(7,246)

Balance January 31, 2016	567,800	$545,844	$(248,092)	$(60,239)	$237,513

See independent auditors' report and accompanying notes to financial statements

NuZee JAPAN Co., Ltd
STATEMENTS OF CASH FLOWS

	For the Year Ended January 31, 2016	For the Year Ended January 31, 2015

Operating activities:
Net loss	$(87,468)	$(160,520)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	7,025	286
Impairment loss	16,856	-
Change in operating assets and liabilities:
Accounts receivable	60,937	(140,132)
Inventories	13,818	(101,611)
Other current assets	(4,652)	(29,853)
Accounts payable	105,916	8,331
Other current liabilities	(2,216)	29,307
Net cash provided by (used in) operating activities	110,216	(394,192)

Investing activities:
Purchase of equipment	-	(19,899)
Net cash used in investing activities	-	(19,899)

Financing activities:
Proceeds from borrowings	-	167,715
Payments on capital lease obligations	(1,726)	-
Repayment of loans - related parties	(101,891)	(8,405)
Proceeds from issuance of common stock	-	255,174
Net cash provided by (used in)financing activities	(103,617)	414,484

Net change in cash	6,599	393

Effect of foreign exchange on cash and cash equivalents	(8,560)	(51,178)

Cash, beginning of period	154,151	204,936
Cash, end of period	$152,190	$154,151

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$1,526	$1,730

Non-cash investing and financing activities:
Equipment purchased via capital lease	$-	$19,935

See independent auditors' report and accompanying notes to financial statements

NuZee Japan Co., Ltd
Notes to Financial Statements
January 31, 2016 and 2015

1.  ORGANIZATION

NuZee Japan Co., Ltd. (the "Company", "we", "our") was incorporated on December 16, 2013 in Aichi, Japan. The Company's fiscal year end is January 31. The Company is a start-up organization which markets and distributes consumer products primarily in the beverage segment. The Company primarily intends to purchase and resell its proprietary products directly to consumers through its website portal as well as through online stores such as Amazon Japan, Rakuten and Japan Post online shop.

2.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates
In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments
The Company's financial instruments include cash, accounts payable accrued liabilities and short-term debt. The estimated fair value of these instruments approximates its carrying amount due to the short maturity of these instruments.

Cash and Cash Equivalents
The Company considers all highly-liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company had $152,190 and $154,151 cash and no cash equivalents at January 31, 2016 and 2015, respectively.

Accounts Receivable
Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Bad debts expense or write offs of receivables are determined on the basis of loss experience, known and inherent risks in the receivable portfolio and current economic conditions. There were no bad debt expenses recorded during the period reported on.

Major Customers
In the year ended January 31, 2016 and 2015, revenue was from two major customers.

Year ended January 31, 2016:
Customer Name	Sales Amounts	Percentage of Total Revenue
Customer A	$268,417	34%
Customer B	$36,199	5%

Year ended January 31, 2015:
Customer Name	Sales Amounts	Percentage of Total Revenue
Customer A	$259,130	67%
Customer B	$19,818	5%

 Revenue Recognition
The Company recognizes revenue only when all of the following criteria have been met:
•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred or services have been rendered;
•	The fee for the arrangement is fixed or determinable; and
•	Collectability is reasonably assured.

Persuasive Evidence of an Arrangement—The Company documents all terms of an arrangement in a written contract signed by the customer prior to recognizing revenue.

Delivery Has Occurred or Services Have Been Performed—The Company performs all services or delivers all products prior to recognizing revenue. Monthly services are considered to be performed ratably over the term of the arrangement. Product is considered delivered upon delivery to a customer's designated location.

Collectability Is Reasonably Assured—The Company determines that collectability is reasonably assured prior to recognizing revenue. Collectability is assessed on a customer by customer basis based on criteria outlined by management. New customers are subject to a credit review process, which evaluates the customer's financial position and ultimately its ability to pay. The Company does not enter into arrangements unless collectability is reasonably assured at the outset. Existing customers are subject to ongoing credit evaluations based on payment history and other factors. If it is determined during the arrangement that collectability is not reasonably assured, revenue is recognized on a cash basis.

Cost Recognition
Cost of products sold is primarily comprised of purchased packaged coffee products. Cost of products sold also includes the cost to distribute products to customers, inbound freight costs and other shipping and handling activity.

Selling, General and Administrative Expense
Selling, general and administrative expense (SG&A) is primarily comprised of marketing expenses, sales related expense, administrative and other indirect overhead costs, depreciation expense and other miscellaneous operating items. The largest SG&A expense incurred was "Outside Service" for the period ended January 31, 2016 and 2015 and the amount was $50,626 and $86,673, respectively. "Outside Service" mainly relates to sales commission paid to the Japan Post which has the platform of Company's online shop.

Inventory
Inventory, consisting principally of products held for sale is stated at the lower of cost or market or net realizable value, using the First-In, First-Out method. The Company reviews inventory levels at least quarterly and records a valuation allowance when appropriate. At January 31, 2016 and 2015 the Company concluded the carrying value of the inventory of $87,793 and $101,611 respectively.

	January 31, 2016	January 31, 2015
Merchandises	$79,700	$101,253
Merchandises in Transit	8,093	358
Total	$87,793	$101,611

Related Party Transactions
Eguchi Holdings Co., Ltd. ("EHCL") is the beneficial owner of Five Hundred Thousand (500,000) common shares of the Company, which represents eighty-eight percent (88%) of all the Company's common shares outstanding. Related party transactions are measured at the exchange amount, which is the amount of consideration established and agreed by the related party.

Purchases and Operating Expenses
The Company has a payable to EHCL for cost of goods paid by them on behalf of the Company. Balance of this accounts payable was $113,556 and $5,644 as of January 31, 2016 and 2015. Total purchases during 2016 and 2015 amounted to $397,176 and $17,423, respectively. The Company has a payable to EHCL for operating expenses paid by them on behalf of the Company. Balance of this other payable was $3,180 and $889 as January 31, 2016 and 2015. Total operating expenses incurred from EHCL amounted to $15,396 and $1,546 for 2016 and 2015, respectively.

Loan Payable
During December 2014, the Company borrowed the sum of $171,072 from EHCL. The due date of this loan is August 31, 2016. The outstanding balances at January 31, 2016 and 2015 were $57,438 and $159,329, respectively. Interest is calculated at annual rate of 4.3%. During the period ended January 31, 2016 and 2015, the Company recognized interest expense of $4,378 and $992 relating to these related party loans.

Rent
During May 2014, the Company entered into a rental agreement for an office space and warehouse with EHCL. The Company agrees to pay approximately $1,350 per month for office and warehouse on the last day of each month. The agreement expires on August 31, 2019. Future payments due under this lease are as follows:

2017	$16,200
2018	$16,200
2019	$16,200
2020	$7,700

Property, Plant and Equipment
Equipment is stated at cost, net of depreciation. The Company depreciates equipment on a straight line basis, over the estimated useful lives of 5 years. Depreciation expense for the years ended January 31, 2016 and 2015 was $7,025 and $286 respectively. Repair and maintenance costs are expensed as incurred.

The Company is the lessee of certain equipment under a capital lease extending through 2021. The asset and liability under the capital lease are recorded at the lower of the present value of the minimum lease payments, or the fair value of the asset. Leased equipment is depreciated over a 6 year life. The leased equipment has been recorded in the accompanying financial statements in equipment of $19,507 and $18,459 and accumulated depreciation of $3,502 and $256.

Future minimum lease payments under capital lease as of January 31, 2016 for each of the remaining years are as follows:

2017	$3,722
2018	3,722
2019	3.722
2020	3,722
2021	3,722
Total Minimum Lease Payments	$18,610
Less: Interest	$401
Total Principal	$18,209
Less: Current Portion	$3,028
Long-term Capital Lease	$15,181

Long-Lived Assets
The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicated that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and a current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. A loss of disposition of asset is recognized when the carrying amount is not recoverable and exceeds fair value. There was an impairment loss of $16,856 recognized for the year ended January 31, 2016. This impairment loss was incurred due to the asset which is never placed in service. There was no impairment loss recognized for the year ended January 31, 2015.

Comprehensive income/loss
Comprehensive income/loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income/loss are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company's current component of other comprehensive income/loss is the foreign currency translation adjustment.

Income Taxes
The provision for income taxes is computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. No liability for unrecognized tax benefits was recorded as of January 31, 2016 and 2015.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions.

3.  COMMON STOCK

As of January 31, 2016, the authorized capital stock of the Company consists of 2,000,000 common shares, of which 567,800 shares of common stock are issued and outstanding.

During December 2013, the Company sold 30,000,000 shares of common stock at approximately $0.0097 per share, for an aggregate purchase price of $290,670.

During August 2014, the Company sold 20,000,000 shares of common stock at approximately $0.0096  per share, for an aggregate purchase price of $192,122.

During November 2014, the Company declared a one for one hundred reverse stock split. The total number of share issued was reduced to 500,000.

During September 2014, the Company sold 53,100 shares of common stock at approximately $0.9505 per share, for an aggregate purchase price of $50,730.

During December 2014, the Company sold 14,700 shares of common stock at approximately $0.8382 per share, for an aggregate purchase price of $12,322.

4.  INCOME TAX

As of January 31, 2016 and, 2015, there were no differences between financial reporting and tax bases of assets and liabilities. The Company will have tax losses available to be applied against future years' income as result of the losses incurred. However, due to the losses incurred in the period and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carry forward will not be realized through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for deferred income tax assets. Net operating loss carry forward is $203,101 as of January 31, 2016 and will begin expiring in 2022.

5.  SUBSEQUENT EVENTS

Acquisition
On August 16, 2016, the Company entered into a Share Exchange Agreement with NuZee, Inc., a Nevada corporation ("NuZee US"), Eguchi Holdings Co., Ltd and the shareholders of the Company whereby the Company will exchange seventy percent (70%) of its issued and outstanding common stock for 1,148,734 shares of NuZee US's common stock, par value $0.00001 per share. The remaining thirty percent (30%) of the Company's issued and outstanding common stock is, and will be at the closing, owned by the Company's current president and Chairman of its Board of Directors.

NuZee US's President and Director is the sole owner of From East Holdings Co., Ltd. ("From East"), a shareholder of the Company. From East owns 14,700 shares of the Company's common stock, or approximately 2.6% of the Company's current issued and outstanding shares. At the Closing, From East will exchange all of its shares of the Company for 42,492 shares of NuZee US's common stock.

Each issued and outstanding common share of the Company shall be converted into the right to receive NuZee US Shares pursuant to the Exchange Ratio at the Closing. Fractional shares shall be rounded up or down per the amount of the fraction. Upon the Closing (October 3, 2016), the Company shall become a majority owned subsidiary of the NuZee US.

Loan
On June 30, 2016, the Company entered into a loan agreement with Tono Shinyo Kinko bank. The Company borrowed the sum of approximately $145,758 to be repaid on or before June 5, 2021 at an interest rate of 1.2%.